UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 24, 2024

T-REX Acquisition Corp.
(Exact name of Registrant as specified in its charter)

Nevada	333-266766	26-1754034
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

151 N. Nob Hill Road Suite 402 Plantation, FL	33324
(Address of principal executive offices)	(Zip Code)

(954) 960-7100

Registrant’s telephone number, including area code

__________________________________________

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Ace (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act of (17 CFR 240.13e-4(c))

T-Rex Acquisition Corp is referred to herein as “we”, “our”, “us” or the “Company”

SECTION 4. MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED

On December 21, 2024, our Audit Committee concluded after considering the recommendations of management and based on communications with Integritat CPA, the Company's independent registered public accounting firm, that the Company's audited financial statements for the year ended June 30, 2024 reflected in its Form 10-K previously filed on November 21, 2024 (the "10-K"), and the related notes and schedules should not be relied upon (the "Non-Reliance Period").

The 10-K has been restated for an omitted accrual of approximately $15,000 for the Company's obligation to settle Note Payable Incentives by the issuance of restricted common stock to note holders. These findings pertain to amounts reported as stock subscription payables in the equity sections and the loan cost expense incurred (See Note 10 - Notes Payable). We deemed the $15,000 amount material due to the auditor's materiality calculations. The errors in the Financial Statements for the Non-Reliance Period noted above will be corrected in the restated financial statements for the Non-Reliance Period in the 10-K, which we plan to file by December 30, 2024.

Our Audit Committee has thoroughly discussed with the Company’s independent accountant the matters disclosed in the filing pursuant to this Item 4.02(a).

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRICIPAL OFFICERS; ELECTION OF DIRECTOR; APPOINTMENT OF PRINCIPAL OFFICERS

On  December 20, 2024, Matthew Cohen resigned from his position as a member of our Board of Directors, which resignation was not in connection with any disagreement regarding our operations, policies or procedures.

2

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-REX ACQUISITION CORP.

Date: December 27, 2024	By:	/s/ Frank Horkey
	Name:	Frank Horkey
President

3